UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GEOVAX LABS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Preliminary Copies

GEOVAX LABS, INC.

1900 Lake Park Drive

Suite 380

Smyrna, Georgia 30080

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are hereby notified that a Special Meeting of Stockholders (“Special Meeting”) of GeoVax Labs, Inc. (“GeoVax” or the “Company”) will be held on September 17, 2024, at 8:30 a.m. local time, at the offices of Womble Bond Dickinson (US) LLP, 1331 Spring Street, NW, Suite 1400, Atlanta, Georgia 30309, for the following purposes:

1.

To approve, pursuant to Nasdaq listing rules, the issuance of up to 1,605,688 shares of our common stock upon the exercise of a common stock purchase warrant (the “May 2024 Warrant”) issued to an institutional investor in connection with the private placement offering which occurred on May 16, 2024 (the “May 2024 Warrant Exercise Proposal”); and

2.

To approve, pursuant to Nasdaq listing rules, the issuance of up to 2,170,000 shares of our common stock upon the exercise of a common stock purchase warrant (the “July 2024 Warrant”) issued to an institutional investor in connection with the private placement offering which occurred on July 11, 2024 (the “July 2024 Warrant Exercise Proposal”).

Holders of our common stock owning such shares of record at the close of business on July 22, 2024 are entitled to attend and vote at the Special Meeting and any continuation or adjournment thereof. The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Special Meeting. The Company does not contemplate discussing any other business at the meeting.

Your vote is very important. Please vote whether or not you plan to attend the Special Meeting. Your promptness in voting will assist us in ensuring that a quorum is present or represented. The Notice of Internet Availability of Proxy Materials contains instructions on how to vote online or by telephone. If you have received a paper copy of our proxy materials, please mark, date, and sign and return the enclosed proxy card in the accompanying reply envelope to ensure receipt by our tabulator. You may also vote on-line or by phone by following the instructions contained in the accompanying Proxy Statement. You may attend the Special Meeting and vote your shares in person if you wish.

By Order of the Board of Directors

Mark W. Reynolds

Corporate Secretary

July [__], 2024

Smyrna, Georgia

TABLE OF CONTENTS

Page

PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	1

PROPOSAL 1 -- APPROVAL OF THE MAY 2024 WARRANT EXERCISE PROPOSAL	4

PROPOSAL 2 -- APPROVAL OF THE JULY 2024 WARRANT EXERCISE PROPOSAL	9

Preliminary Copies

GEOVAX LABS, INC.

1900 Lake Park Drive

Suite 380

Smyrna, Georgia 30080

PROXY STATEMENT

For The

SPECIAL MEETING OF STOCKHOLDERS

To Be Held September 17, 2024

This Proxy Statement is furnished in connection with the solicitation of your proxy on behalf of the Board of Directors (the “Board”) by GeoVax Labs, Inc., a Delaware corporation (“GeoVax” or the “Company”), for use at a Special Meeting of Stockholders (the “Special Meeting”) to be held at the offices of Womble Bond Dickinson (US) LLP, 1331 Spring Street, NW, Suite 1400, Atlanta, Georgia 30309, on September 17, 2024, at 8:30 a.m. local time and at any adjournment or postponement thereof. Our Board of Directors has fixed the close of business on July 22, 2024 as the record date (“Record Date”) for determining GeoVax stockholders entitled to notice of and to vote at the Special Meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting. On or about July [__], 2024, the Company started mailing to its stockholders the Notice of Special Meeting of Stockholders, Proxy Statement, and form of proxy card (collectively, the “Proxy Materials”). The Proxy Materials are available online at www.proxyvote.com. Stockholders who receive a paper copy of the Proxy Materials, including this Proxy Statement and a form of proxy card or instruction card, may vote online, by telephone or by mail.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

What Am I Voting On?

At the Special Meeting, the stockholders will be asked to consider and vote upon the following proposals:

1.

To approve, pursuant to Nasdaq listing rules, the issuance of up to 1,605,688 shares of our common stock upon the exercise of a common stock purchase warrant (the “May 2024 Warrant”) issued to an institutional investor in connection with the private placement offering which occurred on May 16, 2024 (the “May 2024 Warrant Exercise Proposal”); and

2.

To approve, pursuant to Nasdaq listing rules, the issuance of up to 2,170,000 shares of our common stock upon the exercise of a common stock purchase warrant (the “July 2024 Warrant”) issued to an institutional investor in connection with the private placement offering which occurred on July 11, 2024 (the “July 2024 Warrant Exercise Proposal”).

Who is Entitled to Vote?

Holders of our common stock as of the Record Date may vote at the Special Meeting. Holders of our common stock have one vote for each share of common stock held on the Record Date. See “How Do I Cast My Vote?” below.

How Does the Board Recommend I Vote?

The Board recommends that you vote your shares:

●	“FOR” the May 2024 Warrant Exercise Proposal; and
●	“FOR” the July 2024 Warrant Exercise Proposal.

You should carefully consider the detailed discussion of these proposals contained later in this Proxy Statement before voting your shares. If no instructions are indicated, your proxy will be voted FOR each proposal.

How Do I Cast My Vote?

Persons who hold shares of our common stock directly on the Record Date and not through a broker, bank or other financial institution (“Record Holders”) may vote by the following methods:

●

Vote by Internet – Over the Internet, by going to www.proxyvote.com. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you access the website and follow the instructions to obtain your records and create an electronic voting instruction form.

●

Vote by Telephone – Over the telephone, by dialing 1-800-690-6903 from any touch-tone telephone. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you call and follow the instructions.

●

Vote by Mail – By mail using the enclosed proxy card. Please complete, sign and date your proxy card and return it promptly in the envelope provided or mail it to Vote Processing, c/o Broadridge, 91 Mercedes Way, Edgewood, New York, 11717. When the proxy card is properly executed, dated, and timely returned, the shares it represents will be voted in accordance with its instructions.

●	Vote by Attendance- By attending the Special Meeting in person and voting.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Daylight Time, on September 16, 2024.

Persons who hold shares of our common stock indirectly on the Record Date through a brokerage firm, bank or other nominee (“Beneficial Holders” or “Street Name Holders”) must return a voting instruction form to have their shares voted on their behalf. Brokerage firms, banks or other nominees that do not receive voting instructions from Beneficial Holders may not vote on any proposal on which the brokerage firm, bank or other nominee does not have discretionary authority to vote (a “Broker Non-Vote”). A large number of brokerage firms, banks and other nominees participate in online programs which provide the opportunity to vote over the Internet or by telephone to eligible Beneficial Holders. Beneficial Holders who elect to access the proxy materials electronically over the Internet through an arrangement with their brokerage firm, bank or other nominee should receive instructions from their brokerage firm, bank or other nominee on how to access the stockholder information and voting instructions. In order to vote shares held by a Beneficial Holder in person at the Special Meeting, a proxy issued in the owner’s name must be obtained from the stockholder of record (typically your brokerage firm, bank or other nominee) and presented at the Special Meeting.

Will Stockholders Be Asked to Vote on Any Other Matters?

We do not anticipate that any other matters will be considered at the Special Meeting as our Bylaws limit the business to be considered at the Special Meeting to those set forth in the notice.

May I Revoke My Proxy?

You may revoke your vote at any time before your proxy is voted at the Special Meeting. The action you must take to revoke your vote will be different depending on whether your shares are held by you directly as the Record Holder or by a brokerage firm, bank or other nominee on your behalf as a Street Name Holder.

If you are the Record Holder of your shares, you may change your vote by:

●	Signing another proxy card with a later date and returning it to us prior to the meeting;
●	Voting again over the Internet or by telephone prior to 11:59 p.m., Eastern Daylight Time, on September 16, 2024;
●	Attending the meeting and notifying the election official that you wish to revoke your proxy and vote in person; or
●	Sending a written revocation or a duly executed proxy bearing a later date to us at our principal offices.

If Street Name Holder, you should follow the instructions provided by your brokerage firm, bank or other nominee for revoking your proxy.

What is the Quorum Requirement for the Special Meeting?

We need a quorum of stockholders in order to hold the Special Meeting. A quorum exists when at least one-third of the outstanding shares of our common stock entitled to vote are represented, either in person or by proxy, at the Special Meeting. As of the Record Date, there were 5,013,700 shares of our common stock outstanding and entitled to vote. Accordingly, 1,671,234 shares of our common stock must be present either in person or by proxy for a quorum. Abstentions and Broker Non-Votes will be counted as present for purposes of determining the presence of a quorum.

If a quorum is not present or represented at the meeting, the Chairman of the meeting or the stockholders holding a majority in voting power of the shares of common stock entitled to vote and present in person or represented by proxy have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum is present or represented. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

What Vote is Required for Approval of the Proposals?

Assuming the presence, in person or represented by proxy, of a quorum:

●

The May 2024 Warrant Exercise Proposal will be approved by stockholders if the votes cast in favor of the proposal exceed the votes cast against it. Abstentions and broker non-votes are not considered as votes cast, and therefore will have no effect on the outcome of the vote on this proposal; and

●

The July 2024 Warrant Exercise Proposal will be approved by stockholders if the votes cast in favor of the proposal exceed the votes cast against it. Abstentions and broker non-votes are not considered as votes cast, and therefore will have no effect on the outcome of the vote on this proposal.

What Does It Mean if I Receive More Than One Notice of Special Meeting of Stockholders or One Proxy Card?

Your shares are probably registered in more than one account. You should vote all of your shares.

Where Do I Find the Voting Results of the Special Meeting?

We will report the voting results in a Current Report on Form 8-K within four business days after the end of the Special Meeting.

Who Will Pay the Costs of Soliciting Proxies for the Special Meeting?

The cost of preparing, emailing, assembling and mailing this Proxy Statement and the form of proxy will be borne by GeoVax. Directors, officers and employees of GeoVax may also solicit proxies personally or by mail, telephone, or electronic means. No compensation will be paid for such solicitations. In addition, we will bear the reasonable expenses of brokerage houses and other custodians, nominees and fiduciaries who, at our request, may send proxies and proxy solicitation material to their clients and principals. GeoVax may also engage a third-party vendor to solicit proxies from brokerage firms, banks, institutional and individual holders of shares; the Company will bear the cost of such solicitation.

PROPOSAL 1

APPROVAL OF THE ISSUANCE OF UP TO 1,605,688 SHARES OF COMMON STOCK

UPON THE EXERCISE OF THE MAY 2024 WARRANT

General

We are seeking shareholder approval for the issuance of up 1,605,688 shares of our common stock upon the exercise of our common stock purchase warrant (the “May 2024 Warrant”) issued to an institutional investor in connection with the private placement offering which occurred on May 16, 2024 (the “May 2024 Private Placement”).  A summary of the terms of the May 2024 Warrant is set forth below.

Terms of the May 2024 Warrant

The following summary of certain terms and provisions of the May 2024 Warrant is not complete and is subject to, and qualified in its entirety by, the provisions of the May 2024 Warrant, the form of which was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 21, 2024 and is incorporated herein by reference.

Stockholder Approval

The issuance of the shares of common stock upon exercise of the May 2024 Warrant is subject to shareholder approval under applicable rules and regulations of The Nasdaq Capital Market (“Shareholder Approval”). The Company agreed to convene a shareholders’ meeting to obtain such approval, and if the Company does not obtain Shareholder Approval at the first meeting, to call a meeting every four months thereafter to seek Shareholder Approval until the earlier of the date on which Shareholder Approval is obtained or the May 2024 Warrant is no longer outstanding.

Duration and Exercise Price

The May 2024 Warrant has an exercise price equal to $1.68 per share and expires on May 21, 2029. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, issuances of certain securities for a price per share below the exercise price of the May 2024 Warrant in effect at the time of such issuance, a Fundamental Transaction (as defined below) or similar events affecting our common stock and the exercise price.

Exercisability and Exercise Limitation

The May 2024 Warrant will be exercisable, at the option of the holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s May 2024 Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise (the “Blocker Provision”), except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s May 2024 Warrant up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the May 2024 Warrant.

Cashless Exercise

If, at the time a holder exercises the May 2024 Warrant, a registration statement registering the resale of the May 2024 Warrant Shares by the holder under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the May 2024 Warrant.

Fundamental Transactions

If at any time the May 2024 Warrant is outstanding, the Company, either directly or indirectly, in one or more related transactions effects a Fundamental Transaction (as defined below), a holder of the May 2024 Warrant will be entitled to receive, upon exercise of the May 2024 Warrant, the kind and amount of securities, cash or other property that such holder would have received had they exercised the May 2024 Warrant immediately prior to the Fundamental Transaction. As an alternative, and at the Holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), the Company shall purchase the unexercised portion of the May 2024 Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the May 2024 Warrant) of the remaining unexercised portion of the May 2024 Warrant on the date of the consummation of such Fundamental Transaction.

A “Fundamental Transaction” is defined in the May 2024 Warrant to mean (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation with or into another person, (ii) we or any subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another Person) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock or 50% or more of the voting power of the common equity, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of our common stock or 50% or more of the voting power of the common equity.

Dividends or Distributions

If we declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the common warrants, then, in each such case, the holders of the May 2024 Warrant shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete exercise of the May 2024 Warrant.

Purchase Rights

If we grant, issue or sell any shares of our common stock or securities exercisable for, exchangeable for or convertible into our common stock, or rights to purchase stock, common warrants, securities or other property pro rata to the record holders of any class of shares of our common stock, referred to as “Purchase Rights”, then each holder of the May 2024 Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the May 2024 Warrant immediately before the record date, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined, for the grant, issue or sale of such Purchase Rights.

Failure to Timely Deliver Shares

If we fail to deliver to the holder a certificate representing shares issuable upon exercise of the May 2024 Warrant or to credit the holder’s balance account with Depository Trust Company for such number of shares of common stock to which the holder is entitled upon the holder’s exercise of the May 2024 Warrant, in each case, by the delivery date set forth in the May 2024 Warrant, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by the holder of the May 2024 Warrant Shares which the holder anticipated receiving upon such exercise, or a Buy-In, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of May 2024 Warrant Shares that we were required to deliver to the holder in connection with the exercise at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the applicable warrant and equivalent number of May 2024 Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had we timely complied with our exercise and delivery obligations. In addition, if we fail to deliver to the holder any common stock pursuant to a validly-exercised May 2024 Warrant, we will be required to pay liquidated damages in the amount of $10 per trading day foreach $1,000 of the shares of common stock exercised but not delivered (and rising to $20 per trading day beginning the third trading day after the May 2024 Warrant Share delivery date) until such time the shares of common stock are delivered or the holder rescinds such exercise.

No Fractional Shares

No fractional shares or scrip representing fractional shares will be issued upon the exercise of the May 2024 Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company, at its election, can either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or make arrangements, or provide reasonable opportunity, for any person entitled to or holding a fractional interest in a share to sell such fractional interest or to purchase such additional fractional interests as may be necessary to acquire a full share.

Trading Market

There is no established trading market for the May 2024 Warrant, and the Company does not expect an active trading market to develop. The Company does not intend to apply to list the May 2024 Warrant on any securities exchange or other trading market. Without a trading market, the liquidity of the May 2024 Warrant will be extremely limited.

Rights as a Stockholder

Except as otherwise provided in the May 2024 Warrant or by virtue of the holder’s ownership of shares of the Company’s common stock, a holder of the May 2024 Warrant does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until such holder exercises such holder’s May 2024 Warrant. The May 2024 Warrant provides that a holder of the May 2024 Warrant has the right to participate in distributions or dividends paid on the Company’s shares of common stock.

Transferability

Subject to applicable laws, the May 2024 Warrant may be offered for sale, sold, transferred or assigned.

Waivers and Amendments

The May 2024 Warrant may be modified or amended or the provisions of the May 2024 Warrant waived with the Company’s and the holder’s written consent.

Reasons for the May 2024 Warrant Exercise Proposal

Our common stock is listed on The Nasdaq Capital Stock Market (“Nasdaq”) and trades under the ticker symbol “GOVX.” Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Although 1,605,688 shares of common stock, or approximately 24.3% of the outstanding shares of our common stock (on a post-exercise basis), are issuable upon full exercise of the May 2024 Warrant, the May 2024 Warrant contains a Blocker Provision limits the number of shares which the Investor or its affiliates may be deemed to beneficially own at any time at 4.99% of the outstanding shares.

In addition, Nasdaq Listing Rule 5635(d) requires stockholder approval for a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the Minimum Price if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance (the “Exchange Cap”). The exercise price of the May 2024 Warrant is subject to adjustment, including a reduction in exercise price below the Minimum Price. For example, if we issue or sell, or in accordance with the terms of the May 2024 Warrant are deemed to have issued or sold, any shares of our common stock (except for certain excluded securities) for a consideration per share less (“New Issuance Price”) than a price equal to the exercise price of the May 2024 Warrant in effect immediately prior to such issue or sale or deemed issuance or sale then immediately after such event the exercise price will be adjusted to equal the New Issuance Price. Similar adjustments are made for the issuance of options, convertible securities, and adjustments in exercise prices and conversion prices of such securities.

Unless and until such time as we obtain the necessary stockholder approval to comply with Nasdaq Listing Rule 5635(d) as contemplated in this proxy statement, no adjustment to the exercise price of the May 2024 Warrant shall cause such exercise price to be less than $1.68, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction. Upon the receipt of such stockholder approval, however, any adjustment to the exercise price of the May 2024 Warrant that would have been made pursuant to the terms of such warrant but for the stockholder approval shall be made on the date of such receipt.

For Nasdaq purposes, “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

Given the foregoing, we are seeking stockholder approval of the May 2024 Warrant Exercise Proposal, to comply with Nasdaq Listing Rules 5635(b) and 5635(d), to issue more than 20% of our outstanding common stock to the holder of the May 2024 Warrant and to potentially reduce the exercise price thereof to allow for the full exercise of the May 2024 Warrant.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our common stock outstanding, and, as a result, if the May 2024 Warrant is exercised, our current stockholders will own a smaller percentage of our then-outstanding shares of common stock. Additionally, the issuance or resale of our common stock issued to the holder upon exercise of the May 2024 Warrant could cause the market price of our common stock to decline.

Potential Consequences if this Proposal is Not Approved

The Board is not seeking the approval of our stockholders to authorize or ratify our entry into or consummation of the transactions contemplated by the May 2024 Private Placement, as the May 2024 Private Placement has already been completed and the May 2024 Warrant has already been issued. We are only asking for approval to issue the shares underlying the May 2024 Warrant upon exercise thereof.

The failure of our stockholders to approve this Proposal will mean that: (i) we cannot permit the exercise of the May 2024 Warrant for shares of common stock above the Exchange Cap or, in certain circumstances, at an adjusted exercise price below the Minimum Price and (ii) we would, in lieu of issuing shares of common stock above the Exchange Cap, be obligated to call a meeting of stockholders every four months to seek stockholder approval until the earlier of the date stockholder approval is obtained or the May 2024 Warrant is no longer outstanding.

The May 2024 Warrant has an initial exercise price of $1.68 per share. Accordingly, we would realize an aggregate of up to approximately $2,697,556 in gross proceeds if the May 2024 Warrant were exercised in full based on such value. If the May 2024 Warrant cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

No Appraisal Rights

Appraisal or dissenter rights are statutory rights under the laws of Delaware that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal or dissenter rights are not available in all circumstances. Appraisal rights are not available to our stockholders in connection with the Private Placement or the May 2024 Warrant Exercise Proposal.

Required Vote

The affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote is required for approval of this proposal. Abstentions will have the same effect as votes against this proposal. We believe that this proposal will be considered “non-routine” and therefore broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 1 TO APPROVE THE MAY 2024 WARRANT EXERCISE PROPOSAL.

PROPOSAL 2

APPROVAL OF THE ISSUANCE OF UP TO 2,170,000 SHARES OF COMMON STOCK

UPON THE EXERCISE OF THE JULY 2024 WARRANT

General

We are seeking shareholder approval for the issuance of up 2,170,000 shares of our common stock upon the exercise of our common stock purchase warrant (the “July 2024 Warrant”) issued to an institutional investor in connection with the private placement offering which occurred on July 11, 2024 (the “July 2024 Private Placement”). A summary of the terms of the July 2024 Warrant is set forth below.

Terms of the July 2024 Warrant

The following summary of certain terms and provisions of the July 2024 Warrant is not complete and is subject to, and qualified in its entirety by, the provisions of the July 2024 Warrant, the form of which was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 12, 2024 and is incorporated herein by reference.

Stockholder Approval

The issuance of the shares of common stock upon exercise of the July 2024 Warrant is subject to shareholder approval under applicable rules and regulations of The Nasdaq Capital Market (“Shareholder Approval”). The Company agreed to convene a shareholders’ meeting to obtain such approval, and if the Company does not obtain Shareholder Approval at the first meeting, to call a meeting every four months thereafter to seek Shareholder Approval until the earlier of the date on which Shareholder Approval is obtained or the July 2024 Warrant is no longer outstanding.

Duration and Exercise Price

The July 2024 Warrant has an exercise price equal to $2.86 per share and will expire five years from the date of stockholder approval. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, issuances of certain securities for a price per share below the exercise price of the July 2024 Warrant in effect at the time of such issuance, a Fundamental Transaction (as defined below) or similar events affecting our common stock and the exercise price.

Exercisability and Exercise Limitation

The July 2024 Warrant will be exercisable, at the option of the holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s July 2024 Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise (the “Blocker Provision”), except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s July 2024 Warrant up to 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the July 2024 Warrant.

Cashless Exercise

If, at the time a holder exercises the July 2024 Warrant, a registration statement registering the resale of the July 2024 Warrant Shares by the holder under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the July 2024 Warrant.

Fundamental Transactions

If at any time the July 2024 Warrant is outstanding, the Company, either directly or indirectly, in one or more related transactions effects a Fundamental Transaction (as defined below), a holder of the July 2024 Warrant will be entitled to receive, upon exercise of the July 2024 Warrant, the kind and amount of securities, cash or other property that such holder would have received had they exercised the July 2024 Warrant immediately prior to the Fundamental Transaction. As an alternative, and at the Holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable fundamental transaction), the Company shall purchase the unexercised portion of the July 2024 Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the July 2024 Warrant) of the remaining unexercised portion of the July 2024 Warrant on the date of the consummation of such Fundamental Transaction.

A “Fundamental Transaction” is defined in the July 2024 Warrant to mean (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation with or into another person, (ii) we or any subsidiary, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another Person) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock or 50% or more of the voting power of the common equity, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of our common stock or 50% or more of the voting power of the common equity.

Dividends or Distributions

If we declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the common warrants, then, in each such case, the holders of the July 2024 Warrant shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete exercise of the July 2024 Warrant.

Purchase Rights

If we grant, issue or sell any shares of our common stock or securities exercisable for, exchangeable for or convertible into our common stock, or rights to purchase stock, common warrants, securities or other property pro rata to the record holders of any class of shares of our common stock, referred to as “Purchase Rights”, then each holder of the July 2024 Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of the July 2024 Warrant immediately before the record date, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined, for the grant, issue or sale of such Purchase Rights.

Failure to Timely Deliver Shares

If we fail to deliver to the holder a certificate representing shares issuable upon exercise of the July 2024 Warrant or to credit the holder’s balance account with Depository Trust Company for such number of shares of common stock to which the holder is entitled upon the holder’s exercise of the July 2024 Warrant, in each case, by the delivery date set forth in the July 2024 Warrant, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by the holder of the July 2024 Warrant Shares which the holder anticipated receiving upon such exercise, or a Buy-In, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of July 2024 Warrant Shares that we were required to deliver to the holder in connection with the exercise at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the applicable warrant and equivalent number of July 2024 Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had we timely complied with our exercise and delivery obligations. In addition, if we fail to deliver to the holder any common stock pursuant to a validly-exercised July 2024 Warrant, we will be required to pay liquidated damages in the amount of $10 per trading day foreach $1,000 of the shares of common stock exercised but not delivered (and rising to $20 per trading day beginning the third trading day after the July 2024 Warrant Share delivery date) until such time the shares of common stock are delivered or the holder rescinds such exercise.

No Fractional Shares

No fractional shares or scrip representing fractional shares will be issued upon the exercise of the July 2024 Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company, at its election, can either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or make arrangements, or provide reasonable opportunity, for any person entitled to or holding a fractional interest in a share to sell such fractional interest or to purchase such additional fractional interests as may be necessary to acquire a full share.

Trading Market

There is no established trading market for the July 2024 Warrant, and the Company does not expect an active trading market to develop. The Company does not intend to apply to list the July 2024 Warrant on any securities exchange or other trading market. Without a trading market, the liquidity of the July 2024 Warrant will be extremely limited.

Rights as a Stockholder

Except as otherwise provided in the July 2024 Warrant or by virtue of the holder’s ownership of shares of the Company’s common stock, a holder of the July 2024 Warrant does not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until such holder exercises such holder’s July 2024 Warrant. The July 2024 Warrant provides that a holder of the July 2024 Warrant has the right to participate in distributions or dividends paid on the Company’s shares of common stock.

Transferability

Subject to applicable laws, the July 2024 Warrant may be offered for sale, sold, transferred or assigned.

Waivers and Amendments

The July 2024 Warrant may be modified or amended or the provisions of the July 2024 Warrant waived with the Company’s and the holder’s written consent.

Reasons for the July 2024 Warrant Exercise Proposal

Our common stock is listed on The Nasdaq Capital Stock Market (“Nasdaq”) and trades under the ticker symbol “GOVX.” Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Although 2,170,000 shares of common stock, or approximately 30.2% of the outstanding shares of our common stock (on a post-exercise basis), are issuable upon full exercise of the July 2024 Warrant, the July 2024 Warrant contains a Blocker Provision limits the number of shares which the Investor or its affiliates may be deemed to beneficially own at any time at 4.99% of the outstanding shares.

In addition, Nasdaq Listing Rule 5635(d) requires stockholder approval for a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the Minimum Price if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance (the “Exchange Cap”). The exercise price of the July 2024 Warrant is subject to adjustment, including a reduction in exercise price below the Minimum Price. For example, if we issue or sell, or in accordance with the terms of the July 2024 Warrant are deemed to have issued or sold, any shares of our common stock (except for certain excluded securities) for a consideration per share less (“New Issuance Price”) than a price equal to the exercise price of the July 2024 Warrant in effect immediately prior to such issue or sale or deemed issuance or sale then immediately after such event the exercise price will be adjusted to equal the New Issuance Price. Similar adjustments are made for the issuance of options, convertible securities, and adjustments in exercise prices and conversion prices of such securities.

Unless and until such time as we obtain the necessary stockholder approval to comply with Nasdaq Listing Rule 5635(d) as contemplated in this proxy statement, no adjustment to the exercise price of the July 2024 Warrant shall cause such exercise price to be less than $2.86, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction. Upon the receipt of such stockholder approval, however, any adjustment to the exercise price of the July 2024 Warrant that would have been made pursuant to the terms of such warrant but for the stockholder approval shall be made on the date of such receipt.

For Nasdaq purposes, “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

Given the foregoing, we are seeking stockholder approval of the July 2024 Warrant Exercise Proposal, to comply with Nasdaq Listing Rules 5635(b) and 5635(d), to issue more than 20% of our outstanding common stock to the holder of the July 2024 Warrant and to potentially reduce the exercise price thereof to allow for the full exercise of the July 2024 Warrant.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our common stock outstanding, and, as a result, if the July 2024 Warrant is exercised, our current stockholders will own a smaller percentage of our then-outstanding shares of common stock. Additionally, the issuance or resale of our common stock issued to the holder upon exercise of the July 2024 Warrant could cause the market price of our common stock to decline.

Potential Consequences if this Proposal is Not Approved

The Board is not seeking the approval of our stockholders to authorize or ratify our entry into or consummation of the transactions contemplated by the July 2024 Private Placement, as the July 2024 Private Placement has already been completed and the July 2024 Warrant has already been issued. We are only asking for approval to issue the shares underlying the July 2024 Warrant upon exercise thereof.

The failure of our stockholders to approve this Proposal will mean that: (i) we cannot permit the exercise of the July 2024 Warrant for shares of common stock above the Exchange Cap or, in certain circumstances, at an adjusted exercise price below the Minimum Price and (ii) we would, in lieu of issuing shares of common stock above the Exchange Cap, be obligated to call a meeting of stockholders every four months to seek stockholder approval until the earlier of the date stockholder approval is obtained or the July 2024 Warrant is no longer outstanding.

The July 2024 Warrant has an initial exercise price of $2.86 per share. Accordingly, we would realize an aggregate of up to approximately $6,206,200 in gross proceeds if the July 2024 Warrant were exercised in full based on such value. If the July 2024 Warrant cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

No Appraisal Rights

Appraisal or dissenter rights are statutory rights under the laws of Delaware that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal or dissenter rights are not available in all circumstances. Appraisal rights are not available to our stockholders in connection with the Private Placement or the July 2024 Warrant Exercise Proposal.

Required Vote

The affirmative vote of a majority of the votes cast by all stockholders present in person or represented by proxy at the Special Meeting and entitled to vote is required for approval of this proposal. Abstentions will have the same effect as votes against this proposal. We believe that this proposal will be considered “non-routine” and therefore broker non-votes will have no effect on the outcome of this proposal.

Recommendation of the Board of Directors

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2 TO APPROVE THE JULY 2024 WARRANT EXERCISE PROPOSAL.

Preliminary Copies

GEOVAX LABS, INC.

ATTN:    CORPORATE SECRETARY

1900 LAKE PARK DRIVE

SUITE 380

SMYRNA, GEORGIA 30080

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card or Notice Regarding Availability of Proxy Materials in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2:		For	Against	Abstain

1.	Approval of the May 2024 Warrant Exercise Proposal.
		☐	☐	☐
2.	Approval of the July 2024 Warrant Exercise Proposal.
		☐	☐	☐

NOTE:   To transact such other business as may properly come before the meeting or any adjournment thereof.

The undersigned hereby ratifies and confirms all that said attorneys in fact, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the special meeting and the accompanying proxy statement.

Signature of Stockholder	Date	Signature (Joint Owners)	Date

NOTE: Please sign, within the box, exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Preliminary Copies

GEOVAX LABS, INC.

This proxy is solicited by the Board of Directors

Special Meeting of Stockholders

September 17, 2024, 8:30 a.m.

The shares represented by this proxy will be voted as specified herein by the stockholder when instructions are given in accordance with the procedures described herein and in the accompanying Proxy Statement. If no specification is made, all shares will be voted “FOR” the approval of the proposals set forth in the Proxy Statement.

The stockholder represented herein appoints David A. Dodd and Mark W. Reynolds, and each of them, with full power to act alone, the true and lawful attorneys in fact and proxies, with the full power of substitution and revocation, to vote all shares of common stock entitled to be voted by said stockholder at the Special Meeting of Stockholders of GeoVax Labs, Inc. to be held at the offices of Womble Bond Dickinson (US) LLP, 1331 Spring Street, NW, Suite 1400, Atlanta, Georgia 30309, on September 17, 2024 at 8:30 a.m. Eastern Time, and in any adjournment or postponement thereof as specified in this proxy. This proxy revokes any proxy previously given.

Stockholders may revoke this proxy at any time prior to the vote at the Special Meeting. If any other business is properly brought before the Special Meeting, the shares represented by this proxy will be voted at the discretion of the proxies identified above.

[CONTINUED AND TO BE SIGNED ON REVERSE SIDE]